UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition

On July 2, 2018, Bioanalytical Systems, Inc. (the “Company”), through its wholly-owned subsidiary Cardinal Laboratories LLC (the “Purchaser”), acquired (the “Acquisition”) substantially all of the assets of Seventh Wave Laboratories, LLC (the “Seller”), a consulting-based contract research laboratory located in Maryland Heights, Missouri providing integrated services for discovery and preclinical drug development, under the terms and conditions of an Asset Purchase Agreement, dated July 2, 2018, among the Purchaser, the Company, the Seller and certain members of the Seller (the “Purchase Agreement”). The consideration for the Acquisition consisted of $7,000,000 in cash, subject to certain adjustments and an indemnity escrow of $750,000, and 1,500,000 of the Company’s common shares. The Company funded the cash portion of the purchase price for the Acquisition with cash on hand and the net proceeds from the refinancing of its credit arrangements with First Internet Bank (“FIB”), as described below.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a 4 year period) and indemnification provisions. As contemplated by the Purchase Agreement, on July 2, 2018 the Purchaser and the Seller agreed to lease arrangements for certain premises in Maryland Heights, Missouri (the “Lease Arrangements”) owned by SWL Properties LLC, an entity controlled by certain members of the Seller, including John E. Sagartz, President and Chief Strategy Officer of the Seller and a newly elected member of the Company’s Board of Directors (See Item 5.02 below). Under the Lease Arrangements, the Purchaser agreed to lease the premises for a term of approximately 7 years, with two automatic 7 year extensions unless terminated by the Purchaser with one hundred and eighty day prior written notice. Annual rent under the Lease Arrangements for the initial term ranges from $390,000 for the first year to $440,987 for the seventh year, provided that the Lease Arrangements provide the Purchaser with the option to purchase the premises prior to the end of the fifth lease year. The Lease Arrangements include customary rights upon a default by landlord or tenant.

Amendment to Credit Arrangements

In connection with the Acquisition, on July 2, 2018 the Company and FIB entered into an amendment to the Credit Agreement by and between the parties dated June 23, 2017 (as amended, the “Credit Agreement”) to (i) provide the Company with an additional term loan (the “New Term Loan”) in the amount of $5,500,000, the proceeds of which were used to fund a portion of the cash consideration for the Acquisition, and (ii) increase the Company’s revolving line of credit from $2,000,000 to $3,500,000 (the “Amended Facility”), which the Company may borrow from time to time, subject to the terms of the Credit Agreement, including as may be limited by the amount of Company’s outstanding eligible receivables. The New Term Loan and the Amended Facility mature July 2, 2023 and June 30, 2019, respectively.

Amounts outstanding under the New Term Loan bear interest at a fixed per annum rate of 5.06%, while interest accruing on the principal balance of the Facility remains unchanged, at a floating per annum rate equal to the Prime Rate (generally defined as the highest rate identified as the “Prime Rate” in The Wall Street Journal “Money Rates” column on the date the interest rate is to be determined, or if that date is not a publication date, on the publication date immediately preceding) less Twenty-five (25) Basis Points (0.25%). The New Term Loan requires monthly principal and interest payments equal to $78,091.42. The Company remains obligated to pay accrued and unpaid interest on the outstanding balance under the Amended Facility on a monthly basis.

Following its amendment, the Company’s obligations under the Credit Agreement (including with respect to the initial term loan made June 23, 2017) are guaranteed by BAS Evansville, Inc., the Company’s wholly owned subsidiary (“BASEV”), as well as the Purchaser. The Company’s obligations under the Credit Agreement and BASEV’s and the Purchaser’s obligations under their respective Guaranties are secured by first priority security interests in substantially all of the assets of the Company, BASEV, and the Purchaser respectively, as well as mortgages on the Company’s and BASEV’s facilities in West Lafayette, Indiana and Evansville, Indiana, respectively.

The various restrictive covenants under the Credit Agreement remain substantially consistent, provided that the parties agreed (i) to modify the computation of the minimum debt service coverage ratio (but, not the ratio itself) to appropriately reflect relevant aspects of the Acquisition and (ii) to convert the debt to equity ratio in the existing Credit Agreement to a cash flow coverage ratio whereby, beginning with the fiscal quarter ended September 30, 2018, the ratio of the Company’s total funded debt (as defined in the Credit Agreement) as of the last day of each fiscal quarter to its EBITDA (as defined in the Credit Agreement) for the 12 months ended on such date may not exceed 4.50 to 1.00.

The foregoing descriptions of the Purchase Agreement, the First Amendment and the Lease Arrangements do not purport to be complete and are qualified in their entirety by the terms and conditions of those agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending September 30, 2018.

Item 2.01 Completion or Acquisition or Disposition of Assets.

The information set forth in Item 1.01 with respect to the Acquisition is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the First Amendment and the Lease Arrangements is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company issued 1,500,000 of the Company’s common shares to the Seller. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Acquisition is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, the Board of Directors of the Company unanimously elected John E. Sagartz, President and Chief Strategy Officer of the Seller, as an independent, Class III director. Mr. Sagartz’s term will expire at the 2021 annual meeting of shareholders. The Board of Directors has not determined the committees of the Board of Directors to which Mr. Sagartz will be named and the Company will disclose that information once determined. Mr. Sagartz will not receive any compensation for his service as a director in addition to the compensation he is to receive as an employee of the Company.

Item 7.01 Regulation FD Disclosure.

On July 2, 2018, the Company issued a press release relating to the Acquisition, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

The financial statements and pro forma financial information with respect to the Acquisition required by Item 9.01 of Form 8-K will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date that the initial report on Form 8-K is required to be filed.

(d)  Exhibits:

99.1	Press Release dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: July 3, 2018	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff
Chief Financial Officer,
Vice President—Finance

Exhibit Index

Exhibit	No. Description

99.1	Press Release dated July 2, 2018.